FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2007

DUSKA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33023	86-0982792
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300, Bala Cynwd, P.A. 19004
(Address of principal execute offices, including zip code)

(610) 660-6690
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 27, 2007, Duska Therapeutics, Inc. (the “Company”) issued and sold an aggregate of $5,750,000 in the principal amount of Secured Convertible Notes (the “Convertible Notes”) to four accredited investors in a private placement. After deducting the expenses of the private placement the Company received net proceeds of approximately $5,072,500. The investors also received warrants to purchase 14,375,000 shares of the Company’s common stock which terminate on September 27, 2012 and have an exercise price of $.44 per share, subject to adjustment as provided in the Warrant. The investors were also issued warrants (“Short Term Warrants”) to purchase 14,375,000 shares of the Company’s common stock which terminate at 5:00 p.m., eastern time, on the later of (a) September 26, 2008 and (b) the date that is the 90th continuous day of effectiveness of the registration statement to be filed pursuant to the Registration Rights Agreement, among the Holder, the Company and the other parties named therein, which registers, and permits the resale by the Holder of, all of the Warrant Stock issuable hereunder (such period being the “Term”); provided, that, the Term shall in no event extend beyond September 26, 2010. The exercise price of the Short Term Warrants is $.50 per share, subject to adjustment as provided in the Warrant.

If at any time one year from the date of issuance the shares issuable upon exercise of the warrants are not registered pursuant to an effective registration statement the holder may make a “cashless” exercise of the Warrants. The exercise price of the warrants is subject to reduction similar to the reduction in the conversion price of the Convertible Debentures.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The Convertible Notes are due on September 26, 2009 and interest on the outstanding principal balance of the Convertible Notes is 10% per annum and is payable quarterly on October 1, January 1, April 1 and July 1 of each year. Interest may be paid at the option of the Company in cash or (B) in registered shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); provided, however, (i) payment of interest in shares of Common Stock may only occur if during the 20 Trading Days immediately prior to the applicable interest due date and through and including the date such shares of Common Stock are issued to the Holder all of the Equity Conditions (as defined in the Convertible Notes) are met, unless waived by the Holder in writing, and the Company shall have given the Holder the notice required by the Convertible Notes and (ii) as to such date the interest is due, on or prior to the such date, the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such interest payment equal to the quotient of (x) the applicable interest payment divided by (y) the then Conversion Price of the Convertible Notes.

The initial conversion price of the Convertible Notes is $.40 per share. If the Company issues common stock at a price that is less than the effective conversion price, or common stock equivalents with an exercise or conversion price less than the then effective conversion price, the conversion price will be reduced to such price.

The Convertible Notes contain certain covenants of the Company which the Company must adhere to while the Convertible Notes are outstanding, including that:

▪	other than Permitted Liens (as defined in the Convertible) the Company shall not and not permit its subsidiaries to
▪	enter into or incur any liens and shall not permit any subsidiary to incur indebtedness other than permitted indebtedness;
▪	the Company shall not merge with another company; and
▪	shall not pay dividends.

Defaults under the note included but are not limited to the following:

▪	If the Company fails to pay interest or liquidated damages when due;
▪	If the Company fails to perform any covenant;
▪	If the Company’s common stock is suspended from trading on its principal trading market;
▪	A default under any other notes executed by the Company; and
▪	If the Registration Statement is required to be maintained effective and such effectiveness lapses.

In the event of a default, the holders may at any time at their option, declare the entire principal balance of the Note together with interest accrued thereon due.

In connection with this transaction, the Company executed a Security Agreement pursuant to which it granted a security interest and lien on all of its assets. The lien will terminate when the note and all amounts due in connection with the note are satisfied.

In connection with this transaction, the Company executed a Patent, Trademark and Copyright Security Agreement pursuant to which it granted a security interest and lien on its patents, trademarks, goodwill and copyrights. The lien will terminate when the note and all amounts due in connection with the note are satisfied.

Pursuant to the Securities Purchase Agreement, the Company entered into a registration rights agreement. Pursuant to the registration rights agreement, the Company must file a registration statement to register all of the shares of common stock issuable upon exercise of the warrants and conversion of the debentures. The initial registration statement must be filed within 90 days of the Closing and declared effective within 150 days of the Closing. In the event that the registration statement is not timely filed or declared effective, the Company will be subject to liquidated damages. The Company may also be required under certain circumstances to pay the purchasers specified liquidated damages of it is unable to maintain the effectiveness of the registration statement.

In connection with the transaction, the Company’s wholly owed subsidiary, Duska Scientific, Co. entered into a guarantee agreement pursuant to which it guaranteed the obligations of the Company under the Securities Purchase Agreement and the documents entered into pursuant to the Securities Purchase Agreement.

In connection with the transaction, the Company paid placement agents fees and expenses totaling $610,000. In addition, the placement agents received warrants to purchasse an aggregate of 4,312,500 shares of the company's common stock at an exercise price of $0.44 per share. The warrants issued to the placement agent terminate on September 26, 2012 and contain substantially the same terms as those issued to the investors.

Copies of the Note and Warrant Purchase Agreement, Senior Secured Convertible Note, Short Term Warrant, Warrant, Registration Rights Agreement, Security Agreement, Guarantee Agreement and Patent, Trademark and Copyright Security Agreement are filed as exhibits to this Current Report on Form 8-K. The summary of these agreements set forth above is qualified by reference to such exhibits.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above, which is incorporated herein by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

4.1	-	Form of Senior Secured Convertible Note
4.2	-	Form of Short Term Warrant
4.3	-	Form of Warrant
10.1	-	Note and Warrant Purchase Agreement
10.2	-	Security Agreement
10.3	-	Registration Rights Agreement
10.4	-	Subsidiary Guarantee
10.5	-	Patent, Trademark and Copyright Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:October 1, 2007	DUSKA THERAPEUTICS, INC.
(Registrant)
	By:	/s/ Wayne Lorgus
Wayne Lorgus
Chief Financial Officer
Principal Accounting Officer

EXHIBIT INDEX

4.1	-	Form of Senior Secured Convertible Note
4.2	-	Form of Short Term Warrant
4.3	-	Form of Warrant
10.1	-	Note and Warrant Purchase Agreement
10.2	-	Security Agreement
10.3	-	Registration Rights Agreement
10.4	-	Subsidiary Guarantee
10.5	-	Patent, Trademark and Copyright Security Agreement